UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

The following statement was released by Caterpillar Inc. on February 14, 2007. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

February 14, 2007
FOR IMMEDIATE RELEASE

Caterpillar, Mitsubishi Heavy Industries and Shin Caterpillar Mitsubishi are in Discussions on New Ownership Structure of Japanese Joint Venture

Companies have agreed to proceed with discussions, which would lead to Caterpillar becoming the majority shareholder in Shin Caterpillar Mitsubishi Ltd.

TOKYO, Japan-Executives from Caterpillar Inc. (NYSE: CAT), Mitsubishi Heavy Industries Ltd. (MHI) and Shin Caterpillar Mitsubishi Ltd. (SCM) have signed a nonbinding memorandum of understanding to conclude a plan that would result in a new ownership structure for SCM.

The companies are in discussions with the intention of reaching definitive agreements for the plan where Caterpillar would own the majority of the outstanding shares of SCM, with MHI owning the remaining shares.

Caterpillar’s board of directors has voted in support of proceeding with the discussions for the plan. In conjunction with the plan, Caterpillar and MHI have also agreed to discuss the creation of a new comprehensive joint venture agreement as well as certain definitive agreements for implementation of the plan. These definitive agreements would be subject to applicable regulatory approvals.

“Caterpillar’s success in the Asia Pacific region is a critical part of the company’s long-term strategy, both in terms of the importance of this region to our global manufacturing operations and because of the enormous growth opportunity represented by the vast number of customers in the region who are using our machines and engines to build a better world,” said Stu Levenick, Caterpillar group president with responsibility for Asia Pacific. “The integration of SCM employees, dealers and suppliers into Caterpillar’s global business will be a key element of our success as Team Caterpillar executes our long-term enterprise strategy.”

SCM is primarily involved in the design, manufacture and sale of Caterpillar branded construction and earthmoving equipment. SCM also owns several Caterpillar dealers and Caterpillar rental stores located in key markets in Japan. SCM production facilities in Akashi and Sagami are major manufacturing centers, providing Caterpillar products to Asia and the world. In addition, Shin Caterpillar Mitsubishi’s hydraulic excavator design center in Akashi is the global home for the design of Caterpillar’s hydraulic excavator product line.

About Caterpillar:
For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2006 sales and revenues of $41.517 billion, Caterpillar is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines, and industrial gas turbines. The company is also a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at http://www.cat.com.

About Mitsubishi Heavy Industries:
Mitsubishi Heavy Industries, Ltd. (MHI), headquartered in Tokyo, Japan, is one of the world's leading heavy machinery manufacturers, with consolidated sales of 2,792 billion yen in fiscal 2005 (year ended March 31, 2006). MHI's diverse lineup of products and services encompasses shipbuilding, power plants, chemical plants, environmental equipment, steel structures, industrial and general machinery, aircraft, space rocketry and air-conditioning systems. For more information, please visit the MHI website (http://www.mhi.co.jp).

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will" and "expect" or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions, currency exchange or interest rates; political stability; market acceptance of the company's products and services; significant changes in the competitive environment; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company's filings with the Securities and Exchange Commission, including the Form 8-K filed with the Securities and Exchange Commission on January 26, 2007. We do not undertake to update our forward-looking statements.

Caterpillar contact:
Rusty Dunn
Corporate Public Affairs
(309) 675-4803
Dunn_Rusty@cat.com

Jim Dugan
Government Relations & Corporate Affairs
Caterpillar Asia Pacific Operations
Office (86-10) 5921 0166
dugan_jim@cat.com

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

February 15, 2007	By:	/s/ James B. Buda

James B. Buda
Vice President